Simmons Bedding Company Obtains Extensions of Current Forbearance Periods to November 16, 2009
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ATLANTA, October 1, 2009 – Simmons Bedding Company (“Simmons Bedding”), a subsidiary of Simmons Company (“Simmons”) and a leading manufacturer of premium-branded bedding products, today announced that, in connection with the restructuring plan (“Plan”) it disclosed on Friday, September 25, 2009, it has reached agreements with the majority of its senior bank lenders and the majority of the holders of its $200.0 million 7.875% senior subordinated notes (“senior notes”) to extend their forbearance periods from September 30, 2009 to November 16, 2009. The senior bank lenders’ extension is subject to continued progress under the Plan.

Simmons and its subsidiaries are expected to launch a formal process to solicit votes for the Plan from the senior bank lenders and holders of the senior notes and Simmons’ 10% discount notes as soon as solicitation materials are ready. The solicitation process is expected to be completed within 30 days after launching.

Further information regarding the Plan is available through a Form 8-K that was filed on September 25, 2009 by Simmons with the U.S. Securities and Exchange Commission.

About Simmons Bedding Company
Atlanta-based Simmons Bedding Company is one of the world's largest mattress manufacturers, manufacturing and marketing a broad range of products including Beautyrest®, Beautyrest Black®, Beautyrest Studio™, ComforPedic by Simmons™, ComforPedic Loft™, Natural Care®, Beautyrest Beginnings™ and BeautySleep®. Simmons Bedding operates 19 conventional bedding manufacturing facilities and two juvenile bedding manufacturing facilities across the United States, Canada and Puerto Rico. Simmons Bedding also serves as a key supplier of beds to many of the world’s leading hotel groups and resort properties. Simmons Bedding is committed to developing superior mattresses and promoting a higher quality sleep for consumers around the world. For more information, visit Simmons Bedding's website at www.simmons.com.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995:
This press release includes forward-looking statements that reflect our current views about future events and financial performance. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions that predict or indicate future events, results or trends, or that do not relate to historical matters, identify forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release. These forward-looking statements are expressed in good faith and Simmons believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Simmons’s expectations. These factors include, but are not limited to: (i) our ability to comply with and fulfill closing conditions in the Plan Sponsor Agreement, including obtaining the requisite creditor consents and financing, approval of the Plan from the Bankruptcy Court, and expiration of the waiting period under HSR; (ii) compliance with covenants in, and any defaults under, our debt agreements or instruments; (iii) our ability to (a) comply with the terms of the forbearance agreements, including meeting certain conditions contained therein, or (b) obtain further extensions to the forbearance periods; (iv) compliance by the lenders and note holders with the terms of the forbearance agreements; (v) increased cost of credit and associated fees resulting from the forbearance extensions and any waiver or modification of the senior credit facility by the lenders or any waiver or modification of the Subordinated Notes or other indebtedness; (vi) in the event of the failure to consummate the transactions contemplated by the Plan or to obtain further extensions to the forbearance periods, Simmons being required to immediately repay all amounts outstanding under the senior credit facility resulting from the noncompliance with the covenants thereunder or otherwise being in default under its debt which could in turn result in a default under the indebtedness of Simmons, Simmons Company or Bedding Superholdco Incorporated or could result in a bankruptcy filing by or against us or any of our affiliates and have an adverse impact the value of our and our affiliate’s debt and equity securities; (vii) the potential adverse impact of any restructuring or any related pre-arranged or voluntary bankruptcy filing on our business, financial condition, liquidity, results of operations and the value of our and our affiliate’s debt and equity securities; (viii) interest rate and credit market risks; (ix) competitive pressures in the bedding industry; (x) general economic and industry conditions; (xi) our ability to launch new products on a timely basis, the success of our new products and the future costs to rollout such products; (xii) legal and regulatory requirements; (xiii) our relationships with and viability of our suppliers, significant customers and licensees; (xiv) fluctuations in our costs of raw materials and energy prices; (xv) our ability to hold or increase prices on our products and the related effect on our unit sales; (xvi) an increase in our return rates and warranty claims; (xvii) our labor relations; (xviii) encroachments on our intellectual property; (xix) our product liability, intellectual property and other litigation claims; (xx) our level of indebtedness; (xxi) foreign currency exchange rate risks; (xxii) our future acquisitions; (xxiii) our ability to achieve the expected benefits from any personnel realignments; (xxiv) higher bad debt expense as a result of increased customer bankruptcies due to instability in the economy and slowing consumer spending; (xxv) our ability to maintain sufficient liquidity to operate our business; and (xxvi) other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission. We undertake no obligation to update or revise any forward-looking statements, either to reflect new developments or for any other reason.